                                                                      Exhibit 10

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                        EQUITY DEFERRED COMPENSATION PLAN
                            EFFECTIVE JANUARY 1, 2003


                                    ARTICLE I
                             PURPOSE; PARTICIPATION

         1.1 PURPOSE. The purpose of this Developers Diversified Realty Corporation Equity Deferred Compensation Plan (the "Plan") is to provide a select group of key management employees of the Company with an opportunity to defer the receipt of Common Shares with respect to Eligible Equity Awards.

         1.2 PARTICIPATION. Participation in the Plan will be limited to those key management employees of the Company as the Committee in its sole discretion shall designate from time to time to be eligible to make Deferral Elections hereunder.

                                   ARTICLE II
                                   DEFINITIONS

         For purposes of this Plan, the following terms shall have the following meanings:

         "BOARD" means the Board of Directors of the Company.

         "CHANGE IN CONTROL" means the occurrence, at any time during the term of this Plan, of any of the following events:

                  (a) any person or group of persons acting alone or together with any of its affiliates or associates, acquires legal or beneficial ownership interest, or voting rights, in twenty percent (20%) or more of the common voting stock of the Company;

                  (b) at any time during a period of 24 consecutive months, individuals who were directors at the beginning of the period no longer constitute a majority of the members of the Board unless the election, or the nomination for election by the Company, of each director who was not a director at the beginning of the period is approved by at least two-thirds of the directors who are in office at the time of the election or nomination and were directors at the beginning of the period; or

                  (c) a record date is established for determining shareholders of the Company entitled to vote upon (i) a merger or consolidation of the Company with another real estate investment trust, partnership, corporation or other entity in which the Company is not the surviving or continuing entity or in which all or a substantial part of the outstanding shares are to be converted into or exchanged for cash, securities, or other property, (ii) a sale or other disposition of all or substantially all of the assets of the Company or (iii) the dissolution of the Company.

         "COMMITTEE" means the Executive Compensation Committee of the Board.

         "COMPANY" means Developers Diversified Realty Corporation, an Ohio corporation.

         "COMPANY EQUITY PLAN" means any equity compensation plan maintained by the Company providing for the award of Deferred Shares, Restricted Stock, and/or Stock Options, including but not limited to the Amended and Restated Developers Diversified Realty Corporation 1992 Employees' Share Option Plan, the Amended and Restated Developers Diversified Realty Corporation Equity-Based Award Plan of 1996, the Amended and Restated 1998 Developers Diversified Realty Corporation Equity-Based Award Plan, and the 2002 Developers Diversified Realty Corporation Equity-Based Award Plan.

         "DEFERRAL ELECTION" means an election, filed with the Committee on or after the date specified by the Committee, pursuant to which a Participant elects to have all or part of an Eligible Equity Award converted into Stock Units under this Plan, and to have such Stock Units credited to his or her Stock Account under the Plan pursuant to Section 4.2 hereof.

         "DEFERRED SHARE SUBACCOUNT" means the bookkeeping subaccount maintained by the Company for a Participant under Section 4.3 with respect to the Participant's Deferred

Shares that are subject to a Deferral Election (or a Subsequent Deferral Election) hereunder.

         "DEFERRED SHARES" means a contractual right to receive Shares in the form of deferred shares awarded, or to be awarded, to a Participant under and pursuant to the terms of a Company Equity Plan.

         "DESIGNATED DEFERRAL PERIOD" shall mean the deferral period selected by the Participant with respect to an Eligible Equity Award, which deferral period shall specify the date or dates on which payment or delivery of Shares or Dividend Equivalent Payments with respect to such Eligible Equity Award shall begin. For purposes of this Plan, a Participant's Designated Deferral Period shall end, in accordance with the Participant's Deferral Election, either (i) on the first business day of the seventh month following termination of the Participant's employment or (ii) on the first day of the month following the month in which the Participant attains the age specified on the applicable Deferral Election; provided however that no payment or delivery shall be made to a Participant until he or she has attained at least age fifty (50); and provided further that in no event shall any payment or delivery to a Participant commence later than the later of (A) January 1 coinciding with or next following the Participant's 65th birthday or (2) the first day of the seventh month following the date on which the Participant's employment with the Company terminates.

         "DIVIDEND EQUIVALENT ACCOUNT" means an individual bookkeeping account established for a Participant pursuant to Section 4.4 hereof, with respect to Dividend Equivalent Payments credited to the Participant under Section 4.4.

         "DIVIDEND EQUIVALENT PAYMENTS" means the amount of dividends or other distributions to shareholders of the Company that a Participant would have received had the Participant's Stock Units been actual Shares as of the date of a dividend or other distribution by the Company.

         "ELIGIBLE EQUITY AWARD" means an award of Deferred Shares, Restricted Stock or Stock Options made, or to be made, under a Company Equity Plan, and such other awards as may be determined by the Committee in its sole discretion.

         "PARTICIPANT" means any eligible management employee or director who is designated as a Participant in this Plan by the Committee and who participates in this Plan by timely completing a Deferral Election.

         "PLAN YEAR" means each calendar year or partial calendar year during the term of this Plan.

         "QUALIFYING GAIN" means the value accrued upon exercise of a Stock Option in an amount equal to the excess of the total market value of the Shares subject to such exercise over the related option exercise price. For example, assume a Participant elects to defer the Qualifying Gain accrued upon exercise of a Stock Option to purchase 1000 Shares at an exercise price of $20 per share, when the Shares have a current fair market value of $25 per share. Using the stock-for-stock payment method, the Participant would deliver (or certify ownership of) 800 Shares (worth $20,000) to exercise the Stock Option and receive, in return, 800 Shares plus a Qualifying Gain (in this case, in the form of Stock Units) equal to $5,000 (i.e., the current value of the incremental 200 Shares).

         "RESTRICTED STOCK" means Shares awarded, or to be awarded, to a Participant in the form of restricted stock under and pursuant to the terms of a Company Equity Plan.

         "RESTRICTED STOCK SUBACCOUNT" means the bookkeeping subaccount maintained by the Company for a Participant under Section 4.3 with respect to the Participant's Restricted Stock that is subject to a Deferral Election (or a Subsequent Deferral Election) hereunder.

         "SHARES" means the Common Shares, without par value, of the Company.

         "STOCK ACCOUNT" means an individual bookkeeping account established for each Participant pursuant to Section 4.3 hereof, with respect to Stock Units credited to the Participant, which consists of the Deferred Share Subaccount, the Restricted Stock Subaccount and the Stock Option Subaccount.

         "STOCK OPTION" means any option to buy Shares granted to a Participant under and pursuant to the terms of a Company Equity Plan.

         "STOCK OPTION DEFERRAL SHARES" means the excess of the number of Shares with respect to which a Stock Option that is the subject of a Deferral Election is being exercised over the number of previously-owned Shares delivered by the Participant using the stock-for-stock payment method.

         "STOCK OPTION SUBACCOUNT" means the bookkeeping subaccount maintained by the Company for a Participant under Section 4.3 with respect to the Participant's Stock Options that are subject to a Deferral Election (or a Subsequent Deferral Election) hereunder.

         "STOCK UNITS" means the units credited to a Participant's Stock Account, as described in Section 4.2 hereof. Each Stock Unit credited to a Participant's Stock Account shall represent the right, subject to the terms and conditions of this Plan, to receive one (1) Share at the end of the Participant's Designated Deferral Period.

         "SUBSEQUENT DEFERRAL ELECTION" means an election, filed with the Committee on or before the date prescribed by the Committee, pursuant to which a Participant elects to (1) have the distribution of Shares attributable to Stock Units credited to his or her Stock Account under the Plan deferred past the then current distribution date, or (2) have the payment of any Dividend Equivalent Payments credited to his or her Dividend Equivalent Account deferred past the then current distribution date.

                                   ARTICLE III
                                  PARTICIPATION

         3.1 ELIGIBILITY AND PARTICIPATION. Employees who shall be eligible to participate in this Plan shall be those employees who are or who become executive officers or members of the key management team of the Company. The Committee shall have the sole and exclusive right to determine which employees will be selected to participate in the Plan in any given Plan Year. The Committee may terminate the participation of any Participant in the Plan at any time, provided that such termination of participation shall not affect the rights (including, but not limited to, forfeiture or accelerated vesting) of the terminated Participant with respect to amounts previously credited to his or her Stock Account or Dividend Equivalent Account.

                                   ARTICLE IV
                               DEFERRAL ELECTIONS

         4.1  DEFERRAL ELECTIONS; SUBSEQUENT DEFERRAL ELECTIONS.

         (a) The Committee will designate those individuals who are eligible to make a Deferral Election under this Plan with respect to Eligible Equity Awards that may vest or which may be exercised by the Participant during such Plan Year. Each eligible employee who has been designated by the Committee as a Participant in this Plan for any Plan Year may file a Deferral Election with the Committee at the time and in the form prescribed by the Committee, and in accordance with such rules and procedures as may be established by the Committee in its sole discretion. Once made, a Participant's Deferral Election shall be irrevocable. A Deferral Election shall be deemed to have been made when the completed and executed election form is received by the Committee or its designated agent. A separate Deferral Election shall be made by an eligible Participant with respect to each Eligible Equity Award to be subject to a Deferral Election during such Plan Year. If an eligible Participant fails to file an election form with respect to any Eligible Equity Award by the date specified by the Committee with respect to any Plan Year, he or she shall be deemed to have elected not to make a Deferral Election for such Plan Year.

         (b) Each Participant who has filed a Deferral Election may file a Subsequent Deferral Election thereby electing to extend the Designated Deferral Period with respect to the Participant's Stock Units and/or Dividend Equivalent Payments. A Subsequent Deferral Election must be filed with the Committee at the time and in the form prescribed by the Committee, in accordance with such additional rules and procedures as may be established by the Committee in its sole discretion. Once made, a Participant's Subsequent Deferral Election shall be irrevocable. Notwithstanding anything to the contrary in this Plan, a Participant shall be limited to two (2) Subsequent Deferral Elections with respect to any particular Stock Units or Dividend Equivalent Payments.

         (c) In addition to any other rules and procedures as may be established by the Committee in its sole discretion with respect to Deferral Elections hereunder, in order for a Participant to defer Qualifying Gains upon a Stock Option exercise, the Participant must exercise the Stock Option using a "stock-for-stock" payment method, and the Shares constructively or actually delivered by the Participant to pay the exercise price with respect to the Stock Option must have been owned by the Participant during the entire six (6) month period prior to such exercise (or such other period as may be required for the Company to avoid a charge to earnings for financial reporting purposes).

         4.2 EFFECT OF DEFERRAL ELECTION.

         (a) If a Participant timely files a Deferral Election with the Committee with respect to an Eligible Equity Award, the following provisions will apply:

                  (1) Each share of Restricted Stock subject to a Deferral Election will be automatically cancelled and will be replaced with a corresponding Stock Unit credited to the Participant's Restricted Stock Subaccount in accordance with Section 4.3. Stock Units credited to a Participant's Restricted Stock Subaccount shall vest or be forfeited by the Participant in the same manner, and subject to the same terms and conditions, as applied to the shares of Restricted Stock for which the Stock Units were substituted. A timely Deferral Election with respect to Restricted Stock will defer the distribution date of the Shares subject thereto until the end of the Participant's Designated Deferral Period.

                  (2) Each Deferred Share subject to a Deferral Election will be automatically cancelled and will be replaced with a corresponding Stock Unit credited to the Participant's Deferred Share Subaccount in accordance with Section 4.3. Stock Units credited to a Participant's Deferred Share Subaccount shall vest or be forfeited by the Participant in the same manner, and subject to the same terms and conditions, as applied to the Deferred Shares for which the Stock Units were substituted. A timely Deferral Election with respect to Deferred Shares will defer the distribution date of the Shares subject thereto until the end of the Participant's Designated Deferral Period.

                  (3) Each Stock Option subject to a Deferral Election will, upon an exercise thereof, result in Stock Units being credited to the Participant's Stock Option Subaccount in accordance with Section 4.3 in an amount equal to the Stock Option Deferral Shares on the date of exercise. A timely Deferral Election with respect to a Stock Option will defer the distribution date of the Stock Option Deferral Shares subject thereto until the end of the Participant's Designated Deferral Period.

         (b) A Subsequent Deferral Election, if made, will extend the delivery date of the Shares represented by the Stock Units subject thereto until the end of Participant's Designated Deferral Period, as amended by such Subsequent Deferral Election.

         4.3 STOCK ACCOUNTS.

         (a) The Committee shall establish and maintain a bookkeeping account in the name of each Participant that makes a Deferral Election during the course of his or her participation in the Plan. Each Participant's Stock Account shall consist of the sum of the Stock Units credited to the Participant's Deferred Share Subaccount, Restricted Stock Subaccount and Stock Option Subaccount. Each Participant's Stock Account (and the appropriate subaccount) shall be adjusted as follows:

                  (1) as of the effective date of a Participant's Deferral Election with respect to Deferred Shares or Restricted Stock, the Participant's Deferred Share Subaccount or Restricted Stock Subaccount, as the case may be, shall be credited with that number of Stock Units equal to the number of Shares to which the Deferral Election relates;

                  (2) as of the date on which a Stock Option that is the subject of a Deferral Election is exercised, the Participant's Stock Option Subaccount shall be credited with that number of Stock Units equal to the Stock Option Deferral Shares with respect to such Stock Option; and

                  (3) as of the date on which Shares are distributed to the Participant in accordance with Section 4.5, the Participant's Stock Account (and appropriate subaccount) shall be reduced by an equal number of Stock Units.

In the event of changes that impact the Company's capital structure, or Share status, each Participant's Stock Account and the number of Stock Units credited thereto shall be equitably adjusted by the Committee in its sole discretion in a manner consistent with adjustments made to outstanding equity awards pursuant to the Company Equity Plans.

         (b) In the event of a Change in Control, all Stock Units previously credited to a Participant's Stock Account shall become fully and immediately vested. In addition, in the event of a Change in Control, a Participant's Designated Deferral Period(s) under the Plan shall automatically end on the effective date of such Change in Control, unless the Participant shall have made an election, in accordance with such form and procedures to be determined by the Committee, prior to the effective date of such Change in Control, to elect to retain the Participant's then existing Designated Deferral Period(s).

         4.4 DIVIDEND EQUIVALENT PAYMENTS.

         (a) Each Participant will be entitled to a cash payment of additional compensation from the Company in an amount equal to the Dividend Equivalent Payments with respect to the Participant's Stock Units. Such amount shall, subject to the deferral election described in Section 4.4(b) below, be paid to the Participant not later than five (5) business days following the date of distribution of the dividend to which such Dividend Equivalent Payment relates.

         (b) Each Participant shall have the right to elect to defer the receipt of all or part of the Dividend Equivalent Payments that would otherwise be paid to the Participant pursuant to Section 4.4(a) hereof during a Plan Year. An election to defer the receipt of all or part of the Dividend Equivalent Payments with respect to any Plan Year shall be made by written notice, in such form and at the time as the Committee may prescribe. Once made, such election shall be effective to defer receipt of the designated portion, as specified by the Participant, of the Dividend Equivalent Payments that would otherwise be made to the Participant under Section 4.4(a) during the Plan Year. Any amounts that are deferred pursuant to this Section 4.4(b) shall be credited to a Dividend Equivalent Account to be maintained by the Company in the name of the Participant. Amounts that are deferred under this Section 4.4(b) shall be payable to the Participant at the end of the

Participant's Designated Deferral Period with respect to such Plan Year, provided however that in the event of a Change in Control, a Participant's Designated Deferral Period(s) shall automatically end on the effective date of such Change in Control, unless the Participant shall have made an election, in accordance with such form and procedures to be determined by the Committee, prior to the effective date of such Change in Control, to elect to retain the Participant's then existing Designated Deferral Period(s).

         (c) Each Participant's Dividend Equivalent Account shall be increased or decreased, as the case may be, based on the results of any investments choices in which the Participant's Dividend Equivalent Account is deemed invested from time to time. Each Participant's Dividend Equivalent Account shall be deemed invested, in such amounts or percentages as may be determined by the Participant, from among the investment choices as may be made available to participants of the Company's Elective Deferred Compensation Plan.

         (d) Subject to any limitation set forth in this Plan or any other limitations as may be established by the Committee in its sole discretion, each Participant shall specify the installment payment period with respect to his or her Dividend Equivalent Account at the time he or she makes a Deferral Election or a Subsequent Deferral Election with respect to any Dividend Equivalent Payments. A Participant may elect to have his or her Dividend Equivalent Account paid in any of the following number of installments following the expiration of the Participant's Designated Deferral Period with respect to the Dividend Equivalent Payments with respect to any Plan Year:

                  (1)  a single lump sum;

                  (2)  60 equal or substantially equal monthly installments; or

                  (3)  120 equal or substantially equal monthly installments.

The Committee may, in its sole discretion, allow Participants to submit additional elections regarding the installment payment period for the Participant's Dividend Equivalent Account; provided, however, that no such additional election shall be valid with respect to any payments that would otherwise be made less than 12 months after the date such additional election is filed with the Committee.

         (e) A Subsequent Deferral Election, if made, will extend the distribution date of any Dividend Equivalent Payments subject thereto until the end of the Participant's Designated Deferral Period, as amended by such Subsequent Deferral Election.

         4.5 DISTRIBUTION OF SHARES FROM STOCK ACCOUNTS. Subject to any limitation set forth in this Plan or any other limitations as may be established by the Committee in its sole discretion, each Participant shall specify the installment payment period with respect to his or her Stock Account at the time he or she makes a Deferral Election or a Subsequent Deferral Election with respect to all or part of an Eligible Equity Award. A Participant may elect to have his or her vested Stock Units with respect to any Eligible Equity Award paid in any of the following number of installments following the expiration of the Participant's Designated Deferral Period with respect to such Eligible Equity Award:

                  (1)  a single lump sum;

                  (2)  60 equal or substantially equal monthly installments; or

                  (3)  120 equal or substantially equal monthly installments.

The Committee may, in its sole discretion, allow Participants to submit additional elections regarding the installment payment period for the Participant's Stock Account; provided, however, that no such additional election shall be valid with respect to any payments that would otherwise be made less than 12 months after the date such additional election is filed with the Committee. Notwithstanding anything to the contrary in this Plan, any payments or distributions with respect to the vested Stock Units credited to a Participant's Stock Account under this Plan shall in all cases be satisfied by the delivery by the Company of a number of Shares equal to the number of Stock Units with respect to which such distribution is being made.

         4.6 HARDSHIP WITHDRAWALS. Notwithstanding any other provision of this Plan to the contrary, payments may be made to a Participant from his or her vested Stock Account and Dividend Equivalent Account in the event of a "hardship." For purposes of this Plan, a "hardship" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute a hardship will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

         (a) through reimbursement or compensation by insurance or otherwise;

         (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

         (c)      by cessation of deferrals under the Plan.

Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home.

                                    ARTICLE V
                                  MISCELLANEOUS

          5.1 BENEFICIARIES. Each Participant shall have the right to designate one or more beneficiaries to receive distributions in the event of the Participant's death by filing with the Company a beneficiary designation on a form provided by the Committee. The designated beneficiary or beneficiaries may be changed by a Participant at any time prior to his or her death by the delivery to the Company of a new beneficiary designation form. If no beneficiary shall have been designated, or if no designated beneficiary shall survive the Participant, distribution pursuant to this provision shall be made to the Participant's estate.

         5.2 ADMINISTRATION. Except for those powers and duties expressly reserved for the Board hereunder, this Plan shall be administered by the Committee. The Committee shall have full power to interpret and administer the Plan and full authority to select the individuals who will be allowed to participate in this Plan. The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing this Plan, including the form and timing of Deferral Elections and Subsequent Deferral Elections, as it shall, from time to time, deem advisable. The Committee shall also have the authority to direct designated officers or employees of the Company or other advisers to prepare such materials or perform such analysis as the Committee deems necessary or appropriate, or to otherwise supervise the administration of this Plan. All decisions of the Committee shall be binding upon all Participants and their respective legal representatives, successors and assigns, and any and all persons claiming under or through any of them, shall be bound by the determinations of the Committee. No member of the Committee shall be liable to any Participant or to the Company for any determination made within the scope of the administrative and interpretive functions granted by the Board. No member of the Committee shall participate in any discussion or determination involving his or her own entitlement to benefits or the form of payment of such benefits.

         5.3 REPORTS. Until a Participant's entire Stock Account and/or Dividend Equivalent Account shall have been paid out in full or forfeited, the Company will furnish to the Participant a report, at least annually, setting forth any changes in such accounts and the status of each such account with respect to the vesting of amounts credited to such account and, solely in the case of a Participant's Dividend Equivalent Account, the amount of "interest" credited thereon under Section 4.4 hereof.

         5.4 ASSIGNMENT AND ALIENATION OF BENEFITS. The right of each Participant to any account, benefit or payment hereunder shall not, to the extent permitted by law, be subject in any manner to attachment or other legal process for the debts of such Participant, and no account, benefit or payment shall be subject to anticipation, alienation, sale, pledge, transfer, assignment or encumbrance.

         5.5 EMPLOYEE AND SHAREHOLDER STATUS. Nothing in the Plan shall interfere with nor limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. The Plan will not give any person any right or claim to any benefits under the Plan unless such right or claim has specifically accrued under the terms of the Plan. Participation in the Plan shall not create any rights in a Participant (or any other person) as a shareholder of the Company until Shares are registered in the name of the Participant (or such other person).

         5.6 ASSETS. No assets shall be segregated or earmarked in respect of any Stock Units, Dividend Equivalent Payments, Stock Accounts, or Dividend Equivalent Accounts. The Plan and the crediting of Stock Accounts and/or Dividend Equivalent Accounts hereunder shall not constitute a trust and shall be structured solely for the purpose of recording an unsecured contractual obligation. All amounts payable pursuant to the terms of this Plan shall be paid from the general assets of the Company. Notwithstanding the above, the Company will establish a "rabbi trust" and will contribute to such trust, not later than March 31st of each calendar year during which the Plan remains in existence or at such earlier time or times as may be determined by the Company, that number of Shares equal to the number of Stock Units credited to Participants' Stock Accounts under the Plan. Distributions of Shares required to be made by the Company to any Participant hereunder may be paid from the assets of such trust. In addition, the Company will establish a separate "rabbi trust" and will contribute to such separate trust, not later than March 31st of each calendar year during which the Plan remains in existence or at such earlier time or times as may be determined by the Company, an amount in cash equal to the amount of Participants' aggregate Dividend Equivalent Account balances under the Plan. Payments required to be made by the Company hereunder with respect to a Participant's Dividend Equivalent Account may be paid from the assets of such trust.

         5.7 TAXES. The Company shall not be responsible for the tax consequences under federal, state or local law of any election made by any Participant under the Plan. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require prior to the payment or distribution of any amount hereunder, payment by the Participant of any federal, state or local taxes required by law to be withheld with respect to any such payment or distribution to the Participant. In addition, to the extent the Company shall be required, prior to the date on which payments or other distributions are to be made to a Participant under this Plan, to withhold any taxes in connection with any Stock Units or Dividend Equivalent Payments credited to a Participant's accounts under this Plan, the Participant agrees that the Company shall have the right to withhold such taxes from the Participant's base salary or to otherwise require direct payment of such withholding taxes by the Participant to the Company.

         5.8 AMENDMENT OR TERMINATION. Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however that any such amendment, suspension or termination shall not, without the Participant's consent, adversely affect the rights including but not limited to forfeiture or accelerated vesting of any Stock Units or Dividend Equivalent Payments previously credited to the Participants' Stock Accounts or Dividend Equivalent Accounts prior to the effective date of such amendment, suspension or termination.

         5.9 EFFECTIVE DATE. This Plan was adopted by the Board effective as of January 1, 2003 (the "Effective Date"), and shall remain in effect until terminated pursuant to Section 5.8.

         5.10 APPLICABLE LAW. This Plan shall be interpreted under the laws of the State of Ohio.